UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest reported) May 6, 2010

OTIX GLOBAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4246 South Riverboat Road, Suite 300
Salt Lake City, UT 84123
(Address of principal executive offices)

(801) 312-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Otix Global, Inc. (“the Company”) held its annual meeting of stockholders on May 6, 2010.  There were two items of business voted upon by its stockholders:

1.	To elect two (2) directors for a three-year term;

2.	To ratify the appointment of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Directors elected at the meeting and voting were as follow:

Directors	For	Withheld
Robert W. Miller	2,853,381	134,918
Samuel L. Westover	2,849,080	139,219

Banks and brokers were not eligible to vote shares for which they did not receive instructions from the beneficial owners thereof on these proposals.

Other directors whose terms of office continued after the meeting were: James M. Callahan, Craig L. McKnight, Cherie M. Fuzzell, and Lawrence C. Ward.

During the first quarter of 2010, the Board of Directors approved the reduction of the number of directors to six members. As a result, Mr. Ryan did not stand for reelection in 2010.

In accordance with its charter, the Audit Committee selected PricewaterhouseCoopers, an independent registered public accounting firm, to audit our consolidated financial statements for the year ending December 31, 2010.

The Independent Registered Public Accounting Firm was ratified at the meeting and voting was as follows:

Independent Registered Public Accounting Firm	For	Against	Withheld
PricewaterhouseCoopers, LLP	4,809,970	8,280	39,320

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: May 11, 2010

SONIC INNOVATIONS, INC.

/s/ Michael M. Halloran

Michael M. Halloran
Vice President and Chief Financial Officer